                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                  Dated: February 4, 2003


                                    WAM Acquisition GP, Inc.
                                      for itself and as general partner of
                                      LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                    By: /s/ Bruce H. Lauer
                                        ----------------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and Secretary




                                    LIBERTY ACORN TRUST



                                    By: /s/ Bruce H. Lauer
                                        ----------------------------------------
                                            Bruce H. Lauer
                                            Vice President, Treasurer and
                                            Secretary


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